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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

              Current report pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):                  April 3, 1997


                          AMERICAN MEDCARE CORPORATION
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               (Exact name of Registrant as Specified in Charter)

 Delaware                        2-82208-A                     59-2248411
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(State or other           (Commission File Number)            (IRS Employer
 jurisdiction                                                  Identification
of incorporation)                                                 Number)

             2970 Clairmont Road, Suite 950, Atlanta, Georgia 30329
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                    (Address of Principal Executive Offices)


Registrant's Telephone Number, including area code:  (404) 636-7242
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Item 5.  Other Events.

         The Registrant issued the following press release on April 3, 1997:

                  "American Medcare Corporation (OTC Bulletin Board: AMMC) announced today the postponement of the proposed merger with InfoCure Corporation.

                  InfoCure Corporation announced Thursday that it has decided to postpone the planned initial public stock offering due to unfavorable stock market conditions.

                  Frederick L. Fine, American Medcare's president and chief executive officer, stated: "In recent weeks, the market for IPO's has deteriorated significantly due to the decline in the overall stock market. Such conditions have resulted in the postponement of the InfoCure IPO, which was a precondition to effecting the merger of American Medcare into InfoCure."

                  InfoCure and American Medcare are considering various alternatives including plans to file an amended registration statement with the Securities and Exchange Commission which will enable the company to complete the offering and merge when market conditions become more favorable.

                  American Medcare provides practice management software and services to health care practices of varying sizes in 43 states throughout the U.S.

                  This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities of InfoCure Corporation.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                          AMERICAN MEDCARE CORPORATION


                                          By: /S/ Frederick L. Fine
                                              ---------------------------------
                                                   Frederick L. Fine, President

DATE:   April 4, 1997


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